Exhibit 99.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of June 28, 2012, is entered into by and among AdCare Health Systems, Inc., an Ohio corporation with headquarters located at 1145 Hembree Road, Roswell, Georgia  30076 (the “Company”), and the individuals and entities listed on Schedule A attached hereto (the “Schedule of Buyers”) under the heading “Buyers” (collectively, the “Buyers” and each, a “Buyer”) who became parties to this Agreement by executing and delivering a signature page in the form of Exhibit A attached hereto (the “Buyer Signature Page”).  (The Company and the Buyers are sometimes referred to in this Agreement collectively as the “Parties” or singly as a “Party.”)

RECITALS:

A.                                   The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.                                     The Company has authorized a new series of 8% subordinated convertible notes of the Company, substantially in the form of Exhibit B attached hereto (the “Notes”), which Notes shall be convertible into the Company’s common stock, no par value per share (the “Common Stock”), in accordance with the terms of the Notes (as converted, collectively, the “Conversion Shares”).  (The Notes and the Conversion Shares are sometimes referred to, collectively, in this Agreement as the “Securities.”)

C.                                     The Buyers wish to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, an aggregate principal amount of the Notes of up to Eight Million Dollars ($8,000,000) (the “Maximum Offering Amount”).

D.                                    Contemporaneously with the execution and delivery of this Agreement, the Parties are executing and delivering a Registration Rights Agreement, substantially in the form of Exhibit C attached hereto (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E.                                      The Notes are subordinated debt of the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer agree as follows:

1.                                       Sale and Purchase of Notes.

(a)                                  Purchase Price. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to issue and sell to each Buyer, and each Buyer agrees, severally and not jointly, to purchase from the Company at the applicable Closing(s) (as defined in Section 1(b)), Note(s) with a principal amount equal to the amount set forth on such Buyer’s Buyer Signature Page. In no event shall the aggregate principal amount of the Notes sold under this Agreement exceed the Maximum Offering Amount.  With respect to each Buyer, the “Purchase Price” of the Note(s) to be purchased by such Buyer at the applicable Closing shall be equal to the principal amount set forth on such Buyer’s Buyer Signature Page with respect to such Closing (the “Purchase Price”).

(b)                                 Closings. The sale and purchase of the Notes under this Agreement may occur in one or more closings (each, a “Closing” and, collectively, the “Closings”). Each Closing shall be at the offices of Cantone Research, Inc., the placement agent for the offer and sale of Notes by the Company pursuant to this Agreement (the “Placement Agent”), located at 766 Shrewbury Avenue, Tinton Falls, New Jersey  07724, at 10:00 a.m., local time, or at such other time and place, or remotely by facsimile or other electronic transmission, as the Company and the Buyers participating in such Closing shall agree.  Each Closing will be deemed to occur when:  (i) this Agreement and the other Transaction Documents (as defined in Section 3(b)) have been executed and delivered by the Company and each Buyer participating in such Closing; (ii) each of the conditions to such Closing set forth in Sections 6 and 7 have been satisfied or waived; (iii) full payment of the Purchase Price of each Buyer participating in such Closing has been made (or caused to be made) by such Buyer to the Company by wire transfer of immediately available funds against physical delivery by the Company of a duly executed Note(s) being purchased by such Buyer.

(c)                                  Initial Closing.  The first Closing of the sale and purchase of Notes under this Agreement (the “Initial Closing”) shall take place on July 2, 2012 (or such other date that is mutually agreed to by the Company and the Buyers participating in the Initial Closing). At the Initial Closing, the Company shall sell to each Buyer participating in the Initial Closing, and each such Buyer, severally and not jointly, shall purchase from the Company, Note(s) with a principal amount equal to the amount set forth on such Buyer’s Buyer Signature Page.

(d)                                 Additional Closings.  At any time after the Initial Closing, to the extent that (i) Buyers already party to this Agreement (at the time determined, the “Existing Buyers”) and/or (ii) additional Buyers reasonably acceptable to the Company (each, an “Additional Buyer”), agree by execution of a Buyer Signature Page to purchase Notes, the principal amount of which shall be set forth on each such Buyer’s Buyer Signature Page, the Company may, at its option and in its sole discretion, hold one or more additional Closings with respect to the purchase of such Notes (each, an “Additional Closing”). Each Additional Closing shall occur on such date as shall be mutually acceptable to the Company and the Buyers participating in such Additional Closing; provided, however, that all Additional Closings shall be held on or before July 31, 2012. At an Additional Closing, the Company shall sell to each Buyer participating in the Additional Closing, and each such Buyer, severally and not jointly, shall purchase from the Company, Note(s) with a principal amount equal to the amount set forth on such Buyer’s Buyer Signature Page. The terms of the transactions consummated at each Additional Closing shall be identical to the terms consummated at the Initial Closing, except for the date of the issuance of the Notes. In connection with any Additional Closing, the Company shall amend the Schedule of Buyers (without any action from any Buyer) to reflect any additional purchase by Existing Buyers, and to add any Additional Buyers and to reflect the applicable dates of Closing of such purchases. Subject to and upon the completion of an Additional Closing, the Additional Buyers with respect to such Additional Closing will become a Buyer under this Agreement without any action by any Existing Buyer.

(e)                                  Participation by CAM.  Notwithstanding anything herein to the contrary, if the Company accepts Cantone Asset Management LLC (an affiliate of the Placement Agent, “CAM”) as a Buyer with respect to any Closing, then CAM may pay its Purchase Price with respect to such Closing by cancellation of existing debt of the Company held by CAM with a face amount equal to such Purchase Price; provided, however, that CAM’s aggregate Purchase Price with respect to all Closings may not exceed five million dollars ($5,000,000).

2.                                       Buyer’s Representations and Warranties.

Each Buyer, for itself and for no other Buyer, represents and warrants to the Company as of the date hereof and as of the date of each Closing in which such Buyer participates as follows:

(a)                                  No Public Sale or Distribution.  Such Buyer is acquiring the Notes and, upon conversion of the Notes will acquire the Conversion Shares, in each case in the ordinary course of business for such Buyer’s own account for investment purposes only and not with a view towards, or for resale of, the Securities, except pursuant to sales registered or exempted under the Securities Act and applicable state securities laws, and such Buyer does not have a present arrangement to effect any distribution of the Securities to or through any Person (as defined in Section 3(s)); provided, however, that by making the representations in this Agreement, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and applicable state securities laws.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b)                                 Accredited Investor Status.  Such Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D and was not formed or organized for the specific purpose of making an investment in the Company.

(c)                                  Reliance on Exemptions.  Such Buyer understands that the Company is offering and selling the Securities to such Buyer in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth in this Agreement in order to determine the availability of the exemptions and the eligibility of such Buyer to acquire the Securities.

(d)                                 Information.

(i)                                     The Company has, prior to the Closing in which such Buyer participates, provided such Buyer with information regarding the business, operations and financial condition of the Company and has, prior to such Closing, granted to such Buyer the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the sale and purchase of the Securities hereunder, in order for such Buyer to make an informed decision with respect to its investment in the Securities.  Neither the inquiries nor any other due diligence investigations conducted by such Buyer or such Buyer’s advisors, if any, or such Buyer’s representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in this Agreement and the written information provided by the Company to such Buyer, including, but not limited to, the Company’s Private Placement Memorandum dated June 26, 2012, as supplemented by Supplement No. 1 thereto dated June 28, 2012, with respect to the Securities (together, the “Memorandum”).

(ii)                                  Such Buyer understands that such Buyer’s investment in the Securities involves a high degree of risk and represents that such Buyer has reviewed and understands the risk factors described in the Company’s Memorandum and the risk factors set forth in the Commission Documents (as defined in Section 3(k)).  Such Buyer can bear the economic risk of a total loss of such Buyer’s investment in the Securities and has such knowledge and experience in business and financial matters so as to enable such Buyer to understand the risks of and form an investment decision with respect to such Buyer’s investment in the Securities.

(iii)                               Such Buyer has sought the accounting, legal and tax advice as such Buyer has considered necessary to make an informed investment decision with respect to such Buyer’s investment in the Securities.

(e)                                  No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency or other regulatory authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities or passed on the accuracy or adequacy of any information provided by the Company, including, but not limited to, the Memorandum.

(f)                                    Transfer or Resale.  Such Buyer understands and acknowledges that:

(i)                                     the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company to the effect that the Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from the registration of the Securities Act, including, but not limited to, Rule 144 promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”);

(ii)                                  without limiting the generality of the foregoing, any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission thereunder;

(iii)                               neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, except as required under the Registration Rights Agreement; and

(iv)                              except with respect to a transfer to an Affiliate (as defined by Rule 405 promulgated pursuant to the Securities Act), without the prior written consent of the Company, such Buyer acknowledges and agrees that no Notes may be transferred in increments less than the lesser of (A) $10,000 and (B) the amount then outstanding under the Notes (the “Minimum Transfer Amount”).

Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and the pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(f); provided, that in order to make any sale, transfer or assignment of Securities, such Buyer and such Buyer’s pledgee makes the disposition in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(g)                                 Legends.  Such Buyer understands that the certificates representing the Notes and, unless and until such the time as the resale of the Conversion Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement, the certificates representing the Conversion Shares, except as set forth below, shall bear any legend as required by any state securities or the “blue sky” laws (“Blue Sky Laws”) and a restrictive legend in substantially the following form (and a stop-transfer order will be placed against transfer of the Conversion Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE.”

The legend set forth above shall be removed and the Company shall issue a certificate without the legend to the holder of the Conversion Shares upon which it is stamped or issue to the holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if, unless otherwise required by state securities laws, (i) the Conversion

Shares are registered for resale under the Securities Act, or (ii) in connection with a sale, assignment or other transfer, the holder provides the Company with an opinion of counsel, in a form acceptable to the Company, to the effect that the sale, assignment or transfer of the Conversion Shares may be made without registration under the applicable requirements of the Securities Act and that the legend is no longer required.  The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with the issuance.

(h)                                 Validity; Enforcement.  This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as the enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)                                     No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not: (i) (if such Buyer is an entity) result in a violation of the organizational documents of such Buyer; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for the conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform such Buyer’s obligations hereunder.

(j)                                     Prohibited Transactions.  Other than with respect to this Agreement and the transactions contemplated herein, since the time that such Buyer was first contacted by the Company or the Placement Agent regarding the investment in the Securities, neither such Buyer nor any Affiliate of such Buyer which (i) had knowledge of the transactions contemplated hereby; (ii) has or shares discretion relating to such Buyer’s investments or trading or information concerning such Buyer’s investments; and (iii) is subject to such Buyer’s review or input concerning the Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company, or any transactions involving or relating to securities of the Company, including any derivative securities.  Such Buyer hereby covenants and agrees not to, and shall cause such Buyer’s Trading Affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company, or any transactions involving or relating to the Company’s securities, during the period from the date hereof until the time as (A) the transactions contemplated by this Agreement are first publicly announced as described in Section 4(h) (provided the Company complies therewith) or (B) this Agreement is terminated in full pursuant to Section 8.

(k)                                  Organization.  Such Buyer represents and warrants that such Buyer is either an individual or an entity duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which such Buyer is so organized or formed, and has the requisite power and authority to enter into and perform such Buyer’s obligations under the Transaction Documents to which it is a party and otherwise to carry out such Buyer’s obligations hereunder and thereunder.

(l)                                     No General Solicitation.  Such Buyer acknowledges that the Securities were not offered to such Buyer by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisements article, note or other communication published in any newspaper, magazine, website or similar media, or broadcast over television or radio; or (ii) any seminar or meeting to which such Buyer was invited by any of the foregoing means.

(m)                               Residency.  Such Buyer is a resident of the jurisdiction specified as its address on such Buyer’s Buyer Signature Page.

3.                                       Representations and Warranties of the Company.

Except as disclosed in any written information provided or otherwise available to a Buyer before such Buyer’s execution of this Agreement, including, but not limited to, the Memorandum and the Commission Documents (as defined in Section 3(k)), the Company represents and warrants to such Buyer that, as of the date hereof and as of the date of each Closing in which such Buyer participates (except for representations and warranties that speak as of a specific date, which shall be made as of such date):

(a)                                  Organization and Qualification.  Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 50% or more of any of the capital stock or similar interest in the entity) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes the qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, operations or results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (ii) on the authority or ability of the Company to perform its obligations under this Agreement or the other Transaction Documents (as defined in Section 3(b)).  The Company has no Subsidiaries which are material which are not set forth in the Commission Documents.

(b)                                 Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)) and each of the other agreements entered into by the Company in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms of the Transaction Documents.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Notes, and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes, have been duly authorized by the Company’s Board of Directors (the “Board of Directors”) and other than (i) the filing of a Form D pursuant to Regulation D under the Securities Act and any required notices or filings under applicable state securities or Blue Sky Laws with respect to the transactions contemplated hereby; (ii) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement; (iii) the filing with the NYSE MKT seeking the NYSE MKT Approval; and (iv) the filing contemplated pursuant to Section 4(h), no further filing, consent or authorization is required by the Company, the Board of Directors or its stockholders.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)                                  Issuance of Securities.  The issuance of the Notes is duly authorized and, upon issuance in accordance with the terms hereof, the Notes shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof.  As of each Closing, subject to the provisions of Section 4(j), a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 120% of the sum of the maximum number of shares of Common Stock issuable upon conversion of the Notes issued at such Closing.  Upon issuance of the Conversion Shares in accordance with the terms of the Notes, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof (excluding encumbrances pursuant to the United States federal and state securities laws), with the holders being entitled to all rights accorded to a holder of Common Stock with respect to such Conversion Shares.  Assuming the accuracy of the representations and warranties set forth in Section 2, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

(d)                                 No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and, subject to the provisions of Section 4(j), reservation for issuance and issuance of the Conversion Shares) will not: (i) result in a violation of any Articles of Incorporation, Articles of Formation, any Certificate of Designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries, or the Code of Regulations or Bylaws of the Company or any of its Subsidiaries; or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) subject to the receipt of the NYSE MKT Approval, result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the NYSE MKT (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  For purposes of this Agreement, “NYSE MKT Approval” means the approval by the NYSE MKT of the listing of the Conversion Shares on the NYSE MKT.

(e)                                  Consents.  Except for the filing of a Form D pursuant to Regulation D under the Securities Act, any required filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any required notices or filings under applicable state securities or Blue Sky Laws and the NYSE MKT Approval, neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain or effect pursuant the preceding sentence on or before the Initial Closing will be obtained or effected on or before to the Initial Closing.  The Company and its Subsidiaries are unaware of any facts or circumstances that could reasonably be expected to prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that could reasonably be expected to lead to delisting or suspension of the Common Stock in the foreseeable future.

(f)                                    Acknowledgment Regarding Buyer’s Purchase of Securities.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of his Subsidiaries; (ii) an “affiliate” of the Company or any of his Subsidiaries (as defined in Rule 144); or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act), except as noted in such Buyer’s filings with the Commission under the Exchange Act.  The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g)                                 No General Solicitation; Placement Agent’s Fees.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees or brokers’ commissions (other than for Persons engaged by any Buyer or such Buyer’s investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company acknowledges that it has engaged Cantone Research, Inc. as exclusive Placement Agent in connection with the sale of the Securities.  Other than the Placement Agent, neither the Company nor any of its

Subsidiaries is obligated to pay any placement agent or other agent in connection with the sale of the Securities.  The Company shall pay all stamp, transaction, and other taxes, fees or duties, if any, to which the Transaction Documents, the issuance of the Notes or the issuance of the Conversion Shares may be subject.

(h)                                 No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require the approval of stockholders of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings for purposes of any the applicable stockholder approval provisions.

(i)                                     Dilutive Effect.  The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes will increase in certain circumstances.  The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes is absolute and unconditional regardless of the dilutive effect that the issuance may have on the ownership interests of other holders of Common Stock or securities convertible into Common Stock.

(j)                                     Application of Takeover Protections; Rights Agreement.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Company’s Articles of Incorporation or the laws of the State of Ohio which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities.  Neither the Company nor the Board of Directors has adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k)                                  Commission Documents; Financial Statements.  During the two years prior to the date of this Agreement, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed since December 31, 2009 and prior to the date of the applicable Closing, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being referred to in this Agreement as the “Commission Documents”).  The Company has made available to each Buyer or such Buyer’s representatives true, correct and complete copies of the Commission Documents not available on the EDGAR system.  Except as set forth in the

Memorandum:  (i) as of their respective filing dates, the Commission Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the Commission Documents; and (ii) none of the Commission Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective filing dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto.  The financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (A) as may be otherwise indicated in the financial statements or the notes thereto, or (B) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of his operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(l)                                     Absence of Certain Changes.  Except as set forth in the Commission Documents or the Memorandum, since December 31, 2011, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries, taken as a whole.  Since December 31, 2011, neither the Company nor any of its Subsidiaries has, except as set forth in the Commission Documents: (i) declared or paid any dividends; (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business; or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy or state insolvency law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company and its Subsidiaries, on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at each Closing, will not be Insolvent.  For purposes of this Section 3(l), “Insolvent” means, with respect to any Person (A) the present fair saleable value of the Person’s assets is less than the amount required to pay the Person’s total Indebtedness (as defined in Section 3(s)), (B) the Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as the debts and liabilities become absolute and matured, (C) the Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as the debts mature or (D) the Person has unreasonably small capital with which to conduct the business in which it is engaged as the business is now conducted and is proposed to be conducted.

(m)                               No Undisclosed Events, Liabilities, Developments or Circumstances.  Since December 31, 2011, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the Commission relating to an issuance and sale by the Company of its Common

Stock and which has not been publicly announced or otherwise disclosed in the Commission Documents or the Memorandum, except for the offering of the Securities under this Agreement.

(n)                                 Conduct of Business; Regulatory Permits.  Neither the Company nor its Subsidiaries is in violation of any term of or in default under any Certificate of Designations of any outstanding series of preferred stock of the Company, the Articles of Incorporation or Code of Regulations or their organizational charter or Articles of Incorporation or Bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in each case for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.  Since the date two years prior to the date of this Agreement, (i) the Common Stock has been designated for quotation or listed on the Principal Market (or its predecessor), (ii) trading in the Common Stock has not been suspended by the Commission or the Principal Market and (iii) the Company has received no communication, written or oral, from the Commission or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess the certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)                                 Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of such Person’s actions for, or on behalf of, the Company or any of its Subsidiaries: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)                                 Sarbanes-Oxley Act.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date of this Agreement, except where the noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(q)                                 Transactions With Affiliates.  No transaction has occurred between or among the Company or its Subsidiaries and any of its officers or directors, stockholders or any affiliate or affiliates of any the officer or director which is required to be disclosed in the Commission Documents and is not so disclosed.

(r)                                    Equity Capitalization.  As of June 25, 2012, the authorized capital stock of the Company consisted of (i) 29,000,000 shares of Common Stock, of which as of the date hereof, 13,696,538 shares of Common Stock are issued and outstanding and an additional 8,316,143 shares (excluding the shares reserved for issuance upon conversion of the Notes) are reserved for issuance upon the conversion or exchange of securities issued by the Company or its Subsidiaries that are convertible into or exchangeable for shares of Common Stock, and there are no the convertible or exchangeable securities issued by the Company or its Subsidiaries for which at least 100% of the of shares issuable upon conversion or exchange have not been reserved and (ii) 1,000,000 shares of preferred stock, of which as of the date hereof, no shares of which are issued and outstanding.  All of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable.  Except as disclosed in the Commission Documents: (A) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (B) other than the Notes and grants made under the Company’s stock incentive plan since March 31, 2012, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (C) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (D) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement); (E) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions (other than as contemplated by the Notes), and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (F) there are no securities or instruments containing anti- dilution or similar provisions that will be triggered by the issuance of the Securities; (G) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (H) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the Commission Documents but not so disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or any Subsidiary’s respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.  The Company has furnished or made available to each Buyer upon such Buyer’s request, true, correct and complete copies of the Company’s Articles of Incorporation, as amended and, except as set forth in the Memorandum, as in effect on the date hereof, and the Company’s Code of Regulations, as amended and as in effect on the date hereof, and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders of any such securities.

(s)                                  Indebtedness and Other Contracts.  Except as disclosed in the Commission Documents, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument (except for such contracts, agreements and instruments which are filed as exhibits to the Commission Documents) the violation of which, or default under which, by the other party(ies) to the contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where the violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, except for trade payables incurred in the ordinary course of business consistent with past practice and not past due for more than 60 (sixty) days after the date on which the trade payable was created; (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with United States generally accepted accounting principles (other than trade payables entered into in the ordinary course of business); (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments; (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of the indebtedness (even though the rights and remedies of the seller or bank under the agreement in the event of default are limited to repossession or sale of the property); (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease; (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of the Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns the assets or property has not assumed or become liable for the payment of the indebtedness; and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring the liability, or the primary effect thereof, is to provide assurance to the obligee of the liability that the liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of the liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(t)                                    Absence of Litigation.  Except as disclosed in the Commission Documents, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of its Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, that, in each case if determined adversely against the Company, its Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors, would result in a Material Adverse Effect.

(u)                                 Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against the losses and risks and in the amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when the coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)                                 Employee Relations.

(i)                                     Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their employees are good.  No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any the Subsidiary that the officer intends to leave the Company or any the Subsidiary or otherwise terminate the officer’s employment with the Company or any the Subsidiary.  No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the knowledge of the Company or any of its Subsidiaries, the continued employment of each the executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii)                                  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)                               Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except as described in the Commission Documents or which do not materially affect the value of the property and do not interfere with the use made and proposed to be made of the property by the Company and any of its Subsidiaries.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with the exceptions as are not material and do not interfere with the use made and proposed to be made of the property and buildings by the Company and its Subsidiaries.

(x)                                   Intellectual Property Rights.

(i)                                     The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted.  None of the Company’s registered, or applied for, material Intellectual Property Rights has expired or terminated or have been abandoned, or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement.  The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others which, if the subject of an unfavorable decision, ruling or finding would have a Material Adverse Effect.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights.  Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.

(ii)                                  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(iii)                               The use by or on behalf of the Company and its Subsidiaries of all information and data, whether in printed or electronic form and whether contained in a database or otherwise, in connection with their business does not, to the knowledge of the Company, infringe or violate the rights of any Person or otherwise violate any applicable law.  The Company has a published privacy policy (the “Privacy Policy”) regarding the collection and use of “nonpublic personal information” (as defined in the Privacy Policy in effect on the date hereof) (“Customer Information”), that discloses the manner by which it collects, uses and transfers Customer Information.  The Company and its Subsidiaries are and have been in compliance in all material respects with the Privacy Policy since its adoption by the Company.

(y)                                 Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all applicable Environmental Laws (as defined below); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any the permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z)                                   Subsidiary Rights.  The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or the Subsidiary.

(aa)                            Tax Status.  The Company and each of its Subsidiaries: (i) has made or filed all federal, foreign and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject; (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on the returns, reports and declarations, except those being contested in good faith; and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which the returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any the claim.

(bb)                          Internal Accounting and Disclosure Controls.  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability; (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Company maintains disclosure controls and procedures (as the term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  In the preparation of its financial statements during the last year, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(cc)                            Form S-3 Eligibility.  The Company is eligible to register the Conversion Shares for resale by the Buyers using Form S-3 promulgated under the Securities Act.

(dd)                          Stock Incentive Plans.  Each stock option granted by the Company under the Company’s stock incentive plan was granted in accordance with the terms of the Company’s stock option plan.  No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results.

(ee)                            Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ff)                                Ranking of Notes.  The Notes are subordinated Indebtedness of the Company as set forth therein.

(gg)                          Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, or (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities.

(hh)                          Transfer Taxes.  On the date of each Closing, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Buyers participating in such Closing will be, or will have been, fully paid or provided for by the Company, and all laws imposing the taxes will be or will have been complied with.

(ii)                                  No Disagreements with Accountants and Lawyers.  There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(jj)                                  U.S. Real Property Holding Corporation.  The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Buyer’s request.

(kk)                            Shell Company Status.  The Company is not, and has not been at any time during the 12 months preceding the date hereof, an issuer identified in Rule 144(i)(1) promulgated under the Securities Act.

(ll)                                  No Additional Agreements.  The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(mm)                      Judgments.  There are no judgments outstanding against the Company that have not been accrued on the Company’s balance sheet in accordance with GAAP and disclosed in the Commission Documents.

(nn)                          Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any potential investor in the Securities or their respective agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, other than the terms of the offering of the Securities, which shall be publicly disclosed pursuant to Section 4(h), and other than information that will be publicly disclosed prior to or concurrently with the disclosures made pursuant to Section 4(h).  The Company understands and confirms that the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.  All written disclosure provided to the Buyers regarding the Company, its business and the Offering and related transactions, including, but not limited to, the Memorandum, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any Subsidiary or either of its or their respective business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the Exchange Act constitutes public disclosure).

4.                                       Covenants.

(a)                                  Best Efforts.  Each Party shall use its best efforts to satisfy timely each of the covenants and the conditions to be satisfied by it as provided in Sections 5, 6 and 7.

(b)                                 Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after the filing, unless the same is available to the public through the EDGAR system.  The Company, on or before the date of each Closing, shall take the action as the Company shall reasonably determine is necessary to take on or before such Closing in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at such Closing pursuant to this Agreement under applicable Blue Sky Laws (or to obtain an exemption from the qualification), and shall provide evidence of any the action so taken to the Buyers on or prior to such Closing.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable Blue Sky Laws following such Closing.

(c)                                  Reporting Status.  Until the date on which the Holders (as defined in the Registration Rights Agreement) shall have sold all the Conversion Shares and none of the Notes is outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as a reporting issuer under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit the termination.

(d)                                 Use of Proceeds.  The Company will use the proceeds from the sale of the Securities for working capital and other general corporate purposes, which may include the acquisition of skilled nursing and assisted living facilities.

(e)                                  Financial Information.  The Company agrees to send the following to each Buyer during the Reporting Period unless the following are filed with the Commission through EDGAR and are available to the public through the EDGAR system: (i) within one (1) Business Day after the filing thereof with the Commission, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.  As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)                                    Listing.  The Company shall promptly secure the listing of all of the Registrable Securities upon the Principal Market (subject to official notice of issuance) and shall maintain the listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents on the Principal Market or any Eligible Market (as defined in the Notes).  The Company shall maintain the Common Stock’s authorization for listing on the Principal Market or any Eligible Market.  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market or any Eligible Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g)                                 Fees.  The Company and each Buyer shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents.

(h)                                 Disclosure of Transactions and Other Material Information.  The Company shall, on or before the fourth Business Day after each Closing, file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act, and attaching (or incorporating by reference) the material Transaction Documents (including, without limitation, the form of this Agreement, the form of the Notes and the form of Registration Rights Agreement) as exhibits to the filing (including all such attachments, each an “8-K Filing”).  From and after an 8-K Filing with Commission with respect to a Closing, no Buyer who participated in such Closing shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in such 8-K Filing.  The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after such 8-K Filing without the express written consent of such Buyer.  In the event of a breach of the foregoing covenant by the Company, any Subsidiary, or its each of respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of the material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  Such Buyer shall provide the Company with two (2) Business Days advance notice prior to making a public disclosure under this Section 4(h). No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.  Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to the transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Principal Market.  Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of any Buyer (except for CAM) in any filing, announcement, release or otherwise except where the disclosure is required by applicable law and regulations (including the rules and regulations of the Principal Market).

(i)                                     [Intentionally Omitted.]

(j)                                     Reservation of Shares.  So long as any Buyer owns any Notes, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance no less than 120% of the sum of the maximum number of shares of Common Stock issuable (the “Required Reserved Amount”) upon conversion of the Notes (without taking into account any limitations on the conversions of the Notes).  If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Section 4(j), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in the authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.

(k)                                  [Intentionally Omitted.]

(l)                                     Conduct of Business.  For so long as any Buyer owns Notes, the business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where the violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

5.                                       Register; Transfer Agent Instructions.

(a)                                  Register.  The Company shall maintain at its principal executive offices (or the other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes, in which the Company shall record the name and address of the Person in whose name the Notes have been issued (including the name and address of each transferee), the principal amount of Notes held by the Person and the number of Conversion Shares issuable upon conversion of the Notes held by the Person.  The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)                                 Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of the Buyers, for the Conversion Shares issuable upon conversion of the Notes in the amounts as specified from time to time by a Buyer to the Company upon conversion of the Notes (the “Irrevocable Transfer Agent Instructions”).  The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Sections 2(f) and 2(g), will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company to the extent provided in this Agreement and the other Transaction Documents.  If a Buyer effects a sale, assignment or transfer of the Conversion Shares in accordance with Sections 2(f) and 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in the name and in the denominations as specified by such Buyer to effect the sale, transfer or assignment; provided, that if the sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue the Conversion Shares to such Buyer, assignee or transferee, as the case may be, without any restrictive legend.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to such Buyer.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that such Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.                                       Conditions to the Company’s Obligations to Sell.

The obligation of the Company to issue and sell the Notes to the Buyers at each Closing is subject to the satisfaction, at or before the date of such Closing, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyers participating in such Closing with prior written notice thereof:

(a)                                  Each Buyer participating in such Closing shall have executed each of the Transaction Documents to which such Buyer is a party and delivered the same to the Company.

(b)                                 Each Buyer participating in such Closing shall have delivered, or caused to be delivered, to the Company such Buyer’s Purchase Price of the Notes being purchased by such Buyer at such Closing by wire transfer of immediately available funds pursuant to the wire transfer instructions provided by the Company.

(c)                                  The representations and warranties of each Buyer participating in such Closing shall be true and correct in all material respects as of the date when made and as of the date of such Closing as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of the specified date), and such Buyer participating in such Closing shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the date of such Closing.

7.                                       Conditions to Each Buyer’s Obligation to Purchase.

The obligation of each Buyer to purchase the Notes at a Closing is subject to the satisfaction, at or before the date of such Closing, of each of the following conditions, provided that these conditions are for such Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice:

(a)                                  The Company shall have duly executed and delivered to the Placement Agent, as agents for the Buyers, (i) each of the Transaction Documents and (ii) the Notes (in the principal amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement.

(b)                                 The Placement Agent, as agent for all of the Buyers, shall have received the opinion of Carlile Patchen & Murphy LLP, the Company’s outside counsel, dated as of the date of such Closing, in form reasonably acceptable to the Placement Agent.

(c)                                  The Common Stock (i) shall be listed on the Principal Market and (ii) shall not have been suspended, as of the date of such Closing, by the Commission or the Principal Market from trading on the Principal Market nor shall suspension by the Commission or the Principal Market have been threatened, as of the date of such Closing, either (A) in writing by the Commission or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market; and the Conversion Shares shall have been accepted for listing on the Principal Market when issued upon conversion of the Notes.

(d)                                 The representations and warranties of the Company shall be true and correct as of the date when made and shall be true and correct in all material respects as of the date of such Closing (except, that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects as of the date of such Closing) as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of the specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the date of such Closing.  The Placement Agent shall have received a certificate, executed by two duly authorized officers of the Company, including the Chief Executive Officer of the Company, dated as of the date of such Closing, to the foregoing effect.

(e)                                  The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

8.                                       Termination.  In the event that the Initial Closing shall not have occurred by July 2, 2012 due to the Company’s failure to satisfy the conditions set forth in Sections 6 and 7 above, the Buyers participating in the Initial Closing may waive such conditions or shall have the option to terminate this Agreement at the close of business on such date without liability of any Party to any other Party.

9.                                       Miscellaneous.

(a)                                  Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute under or in connection with this Agreement or with any transaction contemplated hereby or discussed herein, and irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any the court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy to the Party at the address for the notices to it under this Agreement and agrees that the service shall constitute good and sufficient service of process and notice thereof.  Nothing contained in this Agreement shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)                                 Counterparts.  The Parties may execute this Agreement in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered by each Buyer to the Company, or by the Company to each Buyer; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)                                  Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)                                 Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that such would be valid and enforceable, and the invalidity or unenforceability of the provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to its subject matter and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the Parties.  The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)                                  Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements among the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to the matters.  No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least fifty percent (50%) of the Registrable Securities into which the Notes then outstanding are convertible (without regard to any limitation on such conversion) and any amendment or waiver to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of the Securities.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Securities then outstanding.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents and holders of outstanding Notes as the case may be.  The Company has not, directly or indirectly, made any agreements with any Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f)                                    Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for the communications shall be:

If to the Company:

AdCare Health Systems, Inc.

1145 Hembree Road

Roswell, GA 30076

Telephone:  (678) 869-5116

Facsimile:  (678) 869-5123 and (678) 869-5122

Attention:  Corporate Secretary

With a copy (for informational purposes only) to:

Rogers & Hardin LLP

2700 International Tower

229 Peachtree Street, N.E.

Atlanta, GA 30303

Telephone:  (404) 420-4646

Facsimile:  (404) 230-0940

Attention:  Lori A. Gelchion

If to the Transfer Agent:

Continental Stock Transfer & Trust, Inc.

17 Battery Place

New York, NY 10004

Telephone:  (212) 845-3287

Facsimile:  (212) 509-5150

Attention:  Mark Zimkind

If to any Buyer, to such Buyer’s address and facsimile number provided to the Company on such Buyer’s Buyer Signature Page (as may be updated by such Buyer from time to time in writing to the Company), with copies to the Placement Agent:

Cantone Research Inc

766 Shrewsbury Ave

Tinton Falls, NJ 07724

Telephone:  732-450-3500

Facsimile:  732-450-3520

Attention:  Anthony Cantone

or to the other address and/or facsimile number and/or to the attention of the other Person as the recipient Party has specified by written notice given to each other Party.  Written confirmation of receipt (A) given by the recipient of the notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of the transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, including any purchasers of the Notes.  The Company shall not assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the holders of at least a majority of the Registrable Securities into which the Notes then outstanding are convertible (without regard to any limitations on such conversion).  Except with respect to an assignment to an Affiliate, no Buyer may assign some or all of such Buyer’s rights hereunder without the written consent of the Company, unless such Buyer assigns Notes having an aggregate principal balance greater than or equal to the applicable Minimum Transfer Amount, in which event the assignee shall be deemed to be a Buyer hereunder with respect to the assigned rights.

(h)                                 No Third Party Beneficiaries.  This Agreement is intended for the benefit of the Parties and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)                                     Survival.  Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closings and the delivery and conversion of the Securities, as applicable.

(j)                                     Further Assurances.  Each Party shall do and perform, or cause to be done and performed, all the further acts and things, and shall execute and deliver all the other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)                                  Indemnification.  In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any the Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (iii) any cause of action, suit or claim brought or made against the Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) any disclosure made by such Buyer pursuant to Section 4(h), or (D) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  Notwithstanding anything in this Agreement or in the Registration Rights Agreement to the contrary, if the Company shall have any indemnification obligations with respect to any Indemnified Liabilities that resulted primarily from the willful misconduct or gross negligence of one or more Indemnitees, then the Company shall not be obligated to indemnify the Indemnitee for the Indemnified Liabilities.

(l)                                     [Intentionally Omitted.]

(m)                               Remedies.  Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which the holders have been granted at any time under any other agreement or contract and all of the rights which the holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce the rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to such Buyer.  The Company therefore agrees that each Buyer shall be entitled to seek temporary and permanent injunctive relief in any the case without the necessity of proving actual damages and without posting a bond or other security.

(n)                                 Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever a Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in such Buyer’s sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to his future actions and rights

(o)                                 Payment Set Aside.  To the extent that the Company makes a payment or payments to a Buyer hereunder or pursuant to any of the other Transaction Documents or a Buyer enforces or exercises such Buyer’s rights hereunder or thereunder, and the payment or payments or the proceeds of the enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any the restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if the payment had not been made or the enforcement or setoff had not occurred.

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature pages to this Securities Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ Boyd P. Gentry
Name:	Boyd P. Gentry
Title:	Chief Executive Officer

[Additional Signature Pages Follow.]